Exhibit 99.1

LRAD® Corporation Rebranding as Genasys Inc.

to Reflect Broader Commitment to Critical Communications

NASDAQ Ticker Symbol Changes to GNSS Effective at Start of Trading Today

SAN DIEGO, CA – October 23, 2019 - LRAD Corporation (NASDAQ: GNSS), a critical communications company, today announced it is rebranding as Genasys™ Inc (Genasys), aligning the Company’s identity with its leading, connected critical communications systems that empower all levels of domestic and international government and business to effectively manage critical situations and help save lives.

“Over the span of its 27-year history, LRAD and its industry-leading long-range communication systems have developed an exceptional reputation across public safety, defense, law enforcement and commercial sectors,” said Richard S. Danforth, Chief Executive Officer of Genasys. “With our expanded product portfolio that addresses significant business opportunities in larger markets, it is timely for us to rebrand the Company based on our unified, integrated hardware and software platform for a world that’s evolved from limited, siloed information to one that is increasingly connected.”

“The growing importance for governments and organizations to provide clear and timely critical communication during natural disasters, crisis situations and civil disturbances – including through geo-specific messaging on today’s ubiquitous mobile devices – also contributed to the Company’s name change,” Mr. Danforth continued. “The Genasys platform provides a unified, multi-channel approach to deliver potentially lifesaving information and significantly increase the number of people who receive it.”

In addition to the integration of LRAD voice hardware products with Genasys software, the Genasys platform includes Critical Communications as a Service (CCaaS) mobile mass messaging and integrated solutions for business and public safety. LRAD hardware systems are integral to the Company’s unified platform, particularly for public safety, defense, law enforcement and critical infrastructure applications.

“In this new chapter of the Company, we plan to continue expanding our acoustic hailing device (AHD) business while also delivering the only unified solution for public safety, emergency warning and other critical communications applications to the large and growing mass notification market,” said Mr. Danforth. “In coordination with public sector emergency managers, elected officials and business leaders, we will endeavor to keep people safe through our unified, multi-modal distribution of clear, concise alerts, notifications, instructions and information.”

Genasys has a history of delivering innovative systems and solutions, pioneering the AHD market with the introduction of its LRAD systems in 2003, creating the first multidirectional mass notification systems that project sirens and audible voice messages with industry-leading vocal clarity and area coverage in 2012, and recently revolutionizing the public safety and mass notification markets with the only unified platform that combines long-range voice broadcast systems and digital, Critical Communications as a Service (CCaaS) mobile mass messaging.

NASDAQ Ticker Symbol Change

The Company’s ticker symbol will change to GNSS effective market open today. No action is needed from Company shareholders relative to the ticker symbol change. The CUSIP remains unchanged (50213V-109)

About Genasys Inc.

The Company’s proprietary Long Range Acoustic Devices®, advanced Critical Communications as a Service (CCaaS) mobile mass messaging, and revolutionary integrated voice broadcast and mobile alert solutions are designed to enable users to warn, notify and direct, prevent misunderstandings, resolve uncertain situations, and save lives.

Genasys critical communication systems are in service in 72 countries around the world in diverse applications, including public safety, national emergency warning systems, mass notification, defense, law enforcement, critical infrastructure protection and many more. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2018. LRAD Corporation DBA Genasys Inc. disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Investor Relations Contacts

Jim Fanucchi and Satya Chillara

Darrow Associates, Inc.

ir@LRAD.com